UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2016

K12 Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Corporate Park Drive, Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 483-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Stuart J. Udell as Chief Executive Officer

On January 27, 2016, K12 Inc. (the “Company”) announced the appointment of Stuart J. Udell, age 48, as Chief Executive Officer of the Company effective February 8, 2016.

Mr. Udell brings significant strategic and operational experience to the Company in the education industry, amassed over a 27-year career.  He most recently served as Executive Chairman (2015-2016) and Chief Executive Officer (2010-2016) of Catapult Learning, Inc., a privately held provider of instructional services and professional development and operator of schools.  At Catapult Learning, Mr. Udell oversaw 5,500 employees across 38 states, managing 80 schools, and serving over 300,000 students nationwide. Prior to joining Catapult Learning, Mr. Udell was the President of Postsecondary Education at The Princeton Review (2009-2010), and concurrently the Chief Executive Officer of Penn Foster (2007-2010), a global leader in high school and career-focused online learning, which was sold to The Princeton Review. Prior to that, Mr. Udell spent eleven years at Kaplan, most recently as President of Kaplan K12 Learning Services (2002-2007), where he built the K-12 school division. From 1997-2001, Mr. Udell was President of the School Renaissance Institute, the training, publishing, and research subsidiary of Renaissance Learning.  He rejoined Renaissance Learning in 2012 as a member of the board of directors, where he served until its sale in 2014. Mr. Udell also has served the last thirteen years on the board of directors of the National Dropout Prevention Center/Network (Clemson University), where he was recently recognized for his contributions as Chairman. Mr. Udell holds a MBA from Columbia University and a BS from Bucknell University.

On January 7, 2016, the Company entered into an employment agreement with Mr. Udell (the “Udell Employment Agreement”), pursuant to which Mr. Udell will serve as Chief Executive Officer of the Company.  The Udell Employment Agreement has an initial term of three (3) years and automatically renews for successive one (1) year periods unless notice of non-renewal is delivered by either party at least sixty (60) days prior to the expiration of the applicable term, subject to earlier termination as described below.

Under the terms of the Udell Employment Agreement, Mr. Udell will receive an annual base salary of $650,000 and will be eligible for an annual performance-based bonus with a target award amount equal to 150% of his base salary and maximum award opportunity of 300% of his base salary. Mr. Udell is entitled to receive a one-time signing bonus in an amount equal to $400,000, payable in two equal installments within the first 180 days of the effective date of the Udell Employment Agreement, which second installment is subject to reduction in certain circumstances. In the event Mr. Udell is terminated without cause or resigns for good reason, in either case, prior to the one year anniversary of the effective date of the Udell Employment Agreement, Mr. Udell must repay to the Company the signing bonus.  The Udell Employment Agreement also entitles Mr. Udell to certain payments in connection with his relocation, including $8,333 per month for a period of six (6) months for temporary commuting expenses and up to $40,000 for moving expenses incurred by Mr. Udell in 2016. Mr. Udell will also be entitled to participate in the employee benefit plans and programs provided by the Company from time to time.

The Udell Employment Agreement entitles Mr. Udell to initial equity awards consisting of (i) time-based restricted shares of the Company’s common stock with a fair market value equal to $1,500,000 and vesting as to 25% of the restricted shares on the one year anniversary of the effective date of the Udell Employment Agreement and in eight (8) substantially equal quarterly installments thereafter, (ii) performance share units with a fair market value equal to $1,500,000 and vesting based on the attainment of performance goals as apply to the performance share units granted to the other senior executives of the Company in fiscal year 2016 and (iii) an opportunity to earn additional awards of restricted shares of the Company having an aggregate fair market value up to $5,500,000 based upon the Company achieving certain stock price appreciation thresholds during the first three years after the effective date of the Udell Employment Agreement as follows: if over a consecutive 30 day period, 76,923 restricted shares (having a fair market value of $1,000,000) if the average stock price equals or exceeds $13.00 per share; 93,750 shares (having a fair market value of $1,500,000) if the average stock price equals or exceeds $16.00 per share; and 157,895 shares (having a fair market value of $3,000,000) if the average stock price equals or exceeds $19.00 per share. Mr. Udell is also entitled to annual awards under the Company’s equity incentive awards plans and programs as in effect from time to time, which annual awards will have an initial target award level of $2,000,000 subject to the discretion of the Board.

If the Company terminates Mr. Udell’s employment without cause (which includes the Company’s non-renewal of the term of the agreement) or he resigns for good reason, Mr. Udell will be entitled to receive as severance payments and benefits (in addition to any earned but unpaid base salary, accrued but unused vacation, unreimbursed business expenses and vested benefits pursuant to the terms of the Company’s benefit plans and programs) (i) a lump sum cash payment equal to three (3) times his base salary, (ii) a pro-rated portion of the annual bonus he would have received for the year of termination, based upon actual performance for such year and paid at the same time annual bonuses are generally paid to the Company’s senior executives, (iii) his prior year’s earned but unpaid bonus, and (iv) if he elects to continue participating in the Company’s healthcare plans pursuant to COBRA, payment of his COBRA premiums for a period of up to eighteen (18) months following the date of termination. Mr. Udell would also be entitled to accelerated vesting of his outstanding equity awards to the extent such awards would have vested during the 12 month period following his termination of employment; provided that, performance-based equity awards will only be payable subject to the attainment of the applicable performance measures. If Mr. Udell’s termination without cause or resignation for good reason occurs within twenty-four months following a change in control of the Company, Mr. Udell will be entitled to receive those severance payments and benefits described above; provided that, all of Mr. Udell’s outstanding equity awards would become 100% vested and, provided further that, any performance-based equity awards will remain subject to the attainment of applicable performance measures as such measures apply in connection with the change in control.

Mr. Udell’s receipt of any severance payments or benefits under the Udell Employment Agreement is generally contingent upon his entering into a customary separation agreement with the Company.  The Udell Employment Agreement also contains a non-disparagement covenant pursuant to which Mr. Udell and the Company have agreed to refrain from disparaging the other and additional restrictive covenants pursuant to which Mr. Udell has agreed not to compete with the Company or solicit the Company’s customers or employees for twelve (12) months following his termination of employment for any reason.  In addition, the Udell Employment Agreement provides that any payments received by Mr. Udell under the agreement or otherwise which would be subject to excise taxes under Section 4999 of the Internal Revenue Code will be reduced to the extent necessary so that no portion of any such payments will be subject to the excise taxes if such reduction would result in Mr. Udell receiving greater net after tax payments.

Continuation of Nate Davis as Executive Chairman

Nate Davis, age 61, Chairman and Chief Executive Officer of the Company, will no longer serve as Chief Executive Officer effective February 8, 2016 and will continue as Executive Chairman of the Board of Directors (the “Board”).

Mr. Davis, joined the Board in 2009, was named Chairman of the Board in June 2012, assumed the role of Executive Chairman of the Board in January 2013 and was named Chairman and Chief Executive Officer of the Company in January 2014.

In connection with Mr. Davis’s transition from the role of Chief Executive Officer of the Company, on January 27, 2016, the Company entered into a second amended and restated employment agreement with Mr. Davis (the “Davis Employment Agreement”), pursuant to which Mr. Davis will continue employment with the Company as its Executive Chairman.  The Davis Employment Agreement supersedes and replaces Mr. Davis’s prior employment agreement dated as of March 10, 2014. The Davis Employment Agreement has an initial term of two (2) years and automatically renews for successive one (1) year periods unless notice of non-renewal is delivered by either party at least sixty (60) days prior to the expiration of the applicable term, subject to earlier termination as provided below.

Under the terms of the Davis Employment Agreement, Mr. Davis will receive an annual base salary of $400,000, effective as of February 15, 2016, and will be eligible for an annual performance-based bonus with a target award amount equal to 150% of his base salary and maximum award opportunity of 300% of his base salary; provided that, for the Company’s fiscal year ending June 30, 2016, Mr. Davis’s annual bonus shall be based on a blended base salary rate taking into account his services as Chief Executive Officer during the portion of the fiscal year prior to the effective date of the Davis Employment Agreement.

The Davis Employment Agreement entitles Mr. Davis to certain performance-based equity awards, including an opportunity to earn awards of restricted shares of the Company having an aggregate fair market value of up to $4,500,000 based upon the Company achieving certain stock price appreciation thresholds during the two years after the effective date of the Davis Employment Agreement as follows: if over a consecutive 30 day period, 38,462 restricted shares (having a fair market value of $500,000) if the average stock price equals or exceeds $13.00 per share; 93,750 shares (having a fair market value of $1,500,000) if the average stock price equals or exceeds $16.00 per share; and 131,579 shares (having a fair market value of $2,500,000) if the average stock price equals or exceeds $19.00 per share.  Mr. Davis is also entitled to annual awards under the Company’s equity incentive awards plans and programs as in effect from time to time, which annual awards will have an initial target award level of $2,000,000 subject to the discretion of the Board.

If the Company terminates Mr. Davis’s employment without cause or he resigns for good reason, Mr. Davis will be entitled to receive as severance payments and benefits (i) a lump sum cash payment equal to three (3) times his base salary, (ii) a pro-rated portion of the annual bonus he would have received for the year of termination, based upon actual performance for such year and generally paid at the same time annual bonuses are paid to the Company’s executives, and (iii) one (1) year of continued health, medical, dental and vision benefits (or a payment in lieu thereof). Mr. Davis would also be entitled to accelerated vesting of his outstanding equity awards to the extent such awards would have vested during the 24 month period following his termination of employment; provided that performance-based equity awards will only be payable subject to the attainment of the applicable performance measures. If Mr. Davis’s termination without cause or resignation for good reason occurs within twenty-four (24) months following a change in control of the Company, Mr. Davis will be entitled to receive those severance payments and benefits described above; provided that, all of Mr. Davis’s outstanding equity awards would become 100% vested and, provided further that, any performance-based equity awards will remain subject to the attainment of applicable performance measures as such measures apply in connection with the change in control.

If the Company elects not to renew the Davis Employment Agreement, no severance payments will be made; however, if, in such event, Mr. Davis is asked to leave the Board, Mr. Davis will be entitled to accelerated vesting of his outstanding option awards, and an extended option exercise period of one (1) year. Any restricted stock that has been awarded will not accelerate beyond the quarter in which the resignation occurs.

In the event of a termination of Mr. Davis’s employment due to death or disability, Mr. Davis (or his estate) will receive (i) three (3) months of continued base salary payments, (ii) a pro-rated performance bonus for the year of termination, and (iii) one (1) year of continued health, medical, dental and vision benefits (or a payment in lieu thereof). Mr. Davis would also be entitled to accelerated vesting of his outstanding equity awards to the extent such awards would have vested during the 12 month period following his termination of employment; provided that, unless a provision more favorable to Mr.  Davis is included in an applicable award agreement, any of Mr. Davis’s outstanding and unvested performance-based equity awards will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement.

Mr. Davis’s receipt of any severance payments or benefits under the Davis Employment Agreement is generally contingent upon his entering into a customary separation agreement with the Company.  The Davis Employment Agreement also contains a three (3) year confidentiality covenant and additional restrictive covenants pursuant to which Mr. Davis has agreed not to compete with the Company or solicit the Company’s customers or employees for twelve (12) months following his termination of employment for any reason. If Mr. Davis is terminated without cause or resigns for good reason, in either case, within twenty-four (24) months following a change in control and the Company or the successor entity elects to continue Mr. Davis’s compliance with the non-compete provision, then Mr. Davis will be entitled to an additional payment equal to one (1) times his then-current base salary as of the date of termination.  In addition, the Davis Employment Agreement provides that any payments received by Mr. Davis under the agreement or otherwise which would be subject to excise taxes under Section 4999 of the Internal Revenue Code will be reduced to the extent necessary so that no portion of any such payments will be subject to the excise taxes if such reduction would result in Mr. Davis receiving greater net after tax payments.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	K12 Inc. Press Release, dated January 27, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc.
(Registrant)

January 27, 2016	/s/ HOWARD D. POLSKY
(Date)	Howard D. Polsky General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	K12 Inc. Press Release, dated January 27, 2016.